CSX TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  August 1998


I.  Original Deal Parameters
---------------------------
(a) Pool Balance                                                     705,106,000
(b) Initial Invested Amount                                          300,000,000
(c) Original Investor Allocation Percentage                               71.90%
(d) Certificate Rate                                                       6.00%
(e) Servicing Fee per Annum                                                0.25%
(f) Original Required Subordinated Amount                             49,676,362

II. Allocation Percentages
---------------------------
(a) Series Allocation Percentage                                         100.00%
(b) Investor Allocation Percentage                                        81.32%
(c) Investor Ownership Percentage                                         48.56%

III.Receivables in the Trust
------------------------------
(a) Pool Balance at end of month                                     617,818,000
(b) Interline Payables                                               130,072,000
(c) Receivables 91+ days past invoice                                 52,029,000
(d) Ineligible Receivables                                                     0
(e) Overconcentrated Amount                                                    0
(f) Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]       435,717,000
(g) Unallocated Collections                                                    0

(h) Net Series Pool Balance  [(f) * II.(a)]                          435,717,000
(i) Series Allocation Percentage * Unallocated Collections
      [(g) * II.(a)]                                                           0
(j) Required Net Series Pool Balance [VI.(f) below]                  354,326,394

IV. Monthly Activity
---------------------
(a) Pool Balance at beginning of month                               644,518,000
(b) Total pool collections                                           450,539,000
(c) Total new invoices sold to Trust                                 431,180,000
(d) Dilutions                                                          7,250,000
(e) Charged-Off Receivables                                               91,000
(f) Reassigned Receivables                                                     0
(g) Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]           617,818,000

(h) Miscellaneous Payments                                                     0

                       CSX TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

V.  Receivables Performance
---------------------------
(a) Monthly Payment Rate [IV.(b) / III.(f)]                              103.40%
(b) Average Days Sales Outstanding [28 or 35 days / (a)]                    27.1
(c) Delinquency Data
         0 - 30 Days from Invoice                                    500,646,000
         31 - 60 Days from Invoice                                    53,196,000
         61 - 90 Days from Invoice                                    11,947,000
         91 - 120 Days from Invoice                                    7,593,000
         121 - 150 Days from Invoice                                   4,226,000
         151 - 180 Days from Invoice                                   3,156,000
         181 - 210 Days from Invoice                                   2,956,000
         211 - 240 Days from Invoice                                   2,829,000
         241 + Days from Invoice                                      31,269,000
                                                                      ----------
         TOTAL                                                       617,818,000

VI. Reserves
------------
(a) Subordination Percentage [IX.(k) below]                               14.02%
(b) Invested Amount                                                  300,000,000
(c) Available Subordinated Amount
      [((a)/(1-(a)))*((b)+(d)+(e))+III(e)]                            49,668,603
(d) Yield Reserve                                                      4,500,000
(e) Fee Reserve [2 * V.(b) / 365 * VII.(j) * 12 ]                        157,792
(f) Required Net Series Pool Balance                                 354,326,394

VII.Collections
-----------------
(a) Total Pool Collections [IV.(b) above]                            450,539,000
(b) Miscellaneous Payments [IV.(h) above]                                      0
(c) Series Excess Collections                                                  0
(d) Series Allocable Collections [(a) * II.(a)]                      450,539,000
(e) Investor Collections [(d) * II.(b)]                              366,379,690
(f) Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                    0

(g) Available  Investor  Collections  [(c) + (e) + (f)]              366,379,690
(h) Monthly Interest                                                   1,500,000
(i) Interest  Shortfall                                                        0
(j) Monthly Servicing Fee [I.(e)/12*IV.(g)*VI.(b)/(III.(f)*II.(a))]       88,621
(k) Monthly  Principal  [0 if Revolving Period, otherwise VIII.(b) below]      0

VIII.  Monthly Investor Principal
---------------------------------
(a) Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]        364,791,069
(b) Available Principal Collections (a)                              364,791,069
(c) Controlled Deposit Amount                                                  0
(d) Monthly Investor Principal [lesser of (b) and (c)]                         0
(e) Deficit Controlled Accumulation Amount [(c) - (d), if positive]            0

                       CSX TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

IX. Subordination Percentage
-----------------------------
(a) Subordination Percentage Floor                                        13.00%
(b) Average Dilution Ratio (last 12 months)                                1.63%
(c) Highest Dilution Ratio (last 12 months)                                2.59%
(d) Dilution Horizon Ratio (assuming 1 month horizon)                     93.00%
(e) Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c) / (b))}]    5.21%
(f) Highest 3-month Average Delinquency Ratio (last 12 months)             0.74%
(g) Default Horizon Ratio                                                397.43%
(h) Loss Percentage [2.5 * (f) * (g)]                                      7.34%
(i) Dilution Percentage + Loss Percentage                                 12.55%
(j) 12.5% + (b) * (d)                                                     14.02%
(k) Subordination Percentage [greatest of (a), (i) and (j)]               14.02%

X.  Investor Charge-Offs
-------------------------
(a) Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]               44,188
(b) Investor Recoveries                                                        0
(c) Loss Reserve                                                      49,668,603
(d) Investor Charge-off [(a) - (b) - (c), if positive]                         0
(e) Cumulative Investor Charge-offs [including (d) above]                      0

XI. Invested Amount
-------------------
(a) Beginning Invested Amount                                        300,000,000
(b) Cumulative Investor Charge-offs [X.(e) above]                              0
(c) Amount on deposit in Principal Funding Account                             0
(d) Distributions of Principal                                                 0
(e) Ending Invested Amount                                           300,000,000

XII. Amortization Events
-------------------------
(a) Breach of material  covenant or agreement  uncured for 30 days            No
(b) Breach of  Representation  or Warranty  not  corrected  for 30 days       No
(c) Bankruptcy, insolvency  or  receivership  of  Seller  or  CSXT            No
(d) Trust  is  deemed  an "Investment Company"                                No
(e) CSXT fails to convey Receivables to Seller, Servicer fails to
      make deposit to Retained Collection Account                             No
(f) Required Net Series Pool Balance Exceeds Net Series Pool Balance          No
(g) Any Series 1998-1 Servicer Default                                        No
(h) Termination Notice delivered to Servicer                                  No
(i) Invested Amount not paid in full on Expected Final Payment Date           No
(j) Average Monthly Payment Rate for last 3 months is less than 25%           No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare and certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  September  25, 1998

Collection Period:  August 1998

POOL COLLECTIONS
----------------

Total Pool Collections                                            450,539,000.00

Total Collections Available                                       450,539,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                      100.00%

Investor Ownership Percentage                                             48.56%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                      1,500,000.00

Total amount distributed allocable to Interest                              5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                          0.00

Total amount distributed allocable to Principal                             0.00
   (per $1,000 of Certificates)


SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                     0.00

Amounts on deposit in the Principal Funding                                 0.00

Ending Invested Amounts                                           300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                            0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                              0.00
Beginning Investor Charge-Offs per $1,000                                   0.00

Additional Investor Charge-Offs                                             0.00
Additional Investor Charge-Offs per $1,000                                  0.00

Reimbursements:
Reinstatement of Investor Certificates                                      0.00
Reinstatement of Investor Certificates per $1,000                           0.00

Ending Investor Charge-Offs                                                 0.00
Ending Investor Charge-Offs per $1,000                                      0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                                   617,818,000.00

Ending Net Receivables Pool Balance                               435,717,000.00

Ending Net Series Pool Balance                                    435,717,000.00